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                                   Exhibit 11

                  Opinion and Consent of Dorsey & Whitney LLP
                          (including consent of firm)
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                                                                      Exhibit 11
                               DORSEY & WHITNEY LLP

   MINNEAPOLIS                 PILLSBURY CENTER SOUTH               BRUSSELS
    NEW YORK                   220 SOUTH SIXTH STREET              COSTA MESA
     SEATTLE              MINNEAPOLIS, MINNESOTA 55402-1498         BILLINGS
     DENVER                   TELEPHONE: (612) 340-2600               FARGO
WASHINGTON, D.C.                 FAX: (612) 340-2868                HONG KONG
NORTHERN VIRGINIA                 www.dorseylaw.com                GREAT FALLS
   DES MOINES                                                       ROCHESTER
     LONDON                                                           TOKYO
    ANCHORAGE                                                       MISSOULA
 SALT LAKE CITY                                                     VANCOUVER
                                                                     SHANGHAI
                                  June 1, 2001


First American Funds, Inc.
601 Second Avenue South
Minneapolis, Minnesota 55402

         Re:      Shares to be Registered on Registration Statement on Form N-14

Ladies and Gentlemen:

         We have acted as counsel to First American Funds, Inc., a Minnesota corporation (the "Company"), in connection with the Company's authorization and proposed issuance of shares of several series of the Company's common stock, par value $0.01 per share, pursuant to an Agreement and Plan of Reorganization by and between the Company and Firstar Funds, Inc., a Wisconsin corporation ("Firstar"), the form of which is included in the Company's Registration Statement on Form N-14 which is being filed by the Company with the Securities and Exchange Commission contemporaneously herewith. Such Agreement and Plan of Reorganization, in the form so filed, is referred to herein as the "Agreement", and such Registration Statement on Form N-14, in the form so filed, is referred to herein as the "Registration Statement".

         The shares of the Company to be issued pursuant to the Agreement will be issued by several separate portfolios of the Company (each, a "Company Acquiring Fund") in exchange for substantially all of the assets of several separate portfolios of Firstar (each, a "Firstar Acquired Fund"). The respective Firstar Acquired Funds, Company Acquiring Funds, and series of shares of the Company to be issued by such Acquiring Funds pursuant to the Agreement, as such series of shares are designated in the Company's articles of incorporation, are as follows:


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
                                                                       Series of
                                                                       Company
Firstar Acquired Fund                     Company Acquiring Fund       Shares

Money Market Fund                    Prime Obligations Fund            Series B
Institutional Money Market Fund      Prime Obligations Fund            Series B
Tax-Exempt Money Market Fund         Tax Free Obligations Fund         Series F
Ohio Tax-Exempt Money Market Fund    Ohio Tax Free Obligations Fund    Series H
U.S. Government Money Market Fund    Government Obligations Fund       Series C
U.S. Treasury Money Market Fund      Treasury Reserve Fund             Series G
     (Retail A Shares)
U.S. Treasury Money Market Fund      Treasury Obligations Fund         Series D
     (Institutional Shares)

The series of shares of the Company set forth above which are to be issued pursuant to the Agreement, including the classes within such series as provided for in the Agreement, are referred to herein as the "Shares".

         In rendering the opinions hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined certificates of public officials and such other documents as we have deemed necessary as a basis for such opinions. As to the various matters of fact material to such opinions, we have, when such facts were not independently established, relied to the extent we deem proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals; that all signatures are genuine; that the Agreement will have been duly and validly executed and delivered on behalf of the Company and Firstar prior to the issuance of the Shares; and that the numbers of Shares of each series and class issued pursuant to the Agreement will not exceed the numbers authorized in the Company's articles of incorporation.

         Based on the foregoing, it is our opinion that:

         1. The Company is validly existing as a corporation in good standing under the laws of the State of Minnesota.

         2. The Shares, when issued and delivered by the Company pursuant to, and upon satisfaction of the conditions contained in, the Agreement, will be legally issued, fully paid and non-assessable.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of Minnesota. The foregoing opinions are not to be relied upon by any person other than the Company without our prior written authorization.


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         We hereby consent to the filing of this opinion as Exhibit 11 to the
Registration Statement.

                                            Very truly yours,

                                            /s/ Dorsey & Whitney LLP
JDA/cmq